Exhibit 99.1

FOR:	AMREP Corporation
850 West Chester Pike, Suite 205
Havertown, PA 19083

CONTACT:	Adrienne M. Uleau
Vice President, Finance and Accounting
(610) 487-0907

AMREP REPORTS FIRST QUARTER FISCAL 2023 RESULTS

Havertown, Pennsylvania, September 7, 2022 – AMREP Corporation (NYSE:AXR) today reported net income of $1,912,000, or $0.36 per diluted share, for its 2023 fiscal first quarter ended July 31, 2022 compared to net income of $1,637,000, or $0.22 per diluted share, for the same period of the prior year. Revenues were $11,232,000 for the first quarter of 2023 and $10,507,000 for the first quarter of 2022.

More information about the Company’s financial performance may be found in AMREP Corporation’s financial statements on Form 10-Q which have today been filed with the Securities and Exchange Commission and will be available on AMREP’s website (www.amrepcorp.com/sec-filings/).

AMREP Corporation, through its subsidiaries, is a major holder of land, leading developer of real estate and award-winning homebuilder in New Mexico.

FINANCIAL HIGHLIGHTS

	Three Months Ended July 31,
	2022	2021
Revenues	$11,232,000	$10,507,000
Net income (loss)	$1,912,000	$1,637,000
Income (loss) per share – basic	$0.36	$0.22
Income (loss) per share – diluted	$0.36	$0.22
Weighted average number of common shares outstanding – basic	5,274,000	7,346,000
Weighted average number of common shares outstanding – diluted	5,296,000	7,373,000